Exhibit 99.1
HealthSpring Contact:
Lankford Wade
Senior Vice President & Treasurer
(615) 236-6200
HealthSpring, Inc. to Acquire Bravo Health, Inc.
Highlights of Transaction:
•	Adds Over 100,000 Medicare Advantage and 290,000 PDP Members

•	Creates Seventh Largest Medicare Advantage Plan in the Country

•	Immediately Accretive to Earnings

•	Transaction Expected to Close by Year-end
NASHVILLE, TN (August 27, 2010) — HealthSpring, Inc. (NYSE:HS) today announced that it has entered into a definitive agreement to acquire all of the outstanding capital stock of Bravo Health, Inc., an operator of Medicare Advantage coordinated care plans in Pennsylvania, the Mid-Atlantic region, and Texas, and Medicare Part D stand-alone prescription drug plans in 43 states.
HealthSpring will acquire Bravo Health, a privately held company, for $545.0 million. The transaction will be financed through the use of unrestricted cash and borrowings under an amended revolving credit facility and new term loan facilities that will be established simultaneously with the closing of the transaction. The Company has entered into a $750 million financing commitment with JPMorgan Chase Bank, N.A.; Bank of America Merrill Lynch; and Raymond James Bank, FSB. The commitment consists of an amendment to HealthSpring’s existing $350 million credit facility combined with $400 million of new loans.
Commenting on the transaction, Herb Fritch, Chairman and Chief Executive Officer of HealthSpring, said, “I cannot think of a better way to demonstrate our commitment to Medicare Advantage and our confidence in the long-term future of the program than the transaction we are announcing today. Bravo Health has operated Medicare plans committed to the same basic philosophies as HealthSpring: improving the quality of care for members, engaging providers in managing medical costs, and growing profitability. This acquisition will extend HealthSpring’s reach into new geographies, including an immediate and sizable presence in the Philadelphia market. This transaction will create the largest company in the country focusing exclusively on the Medicare Advantage population, including the seventh largest Medicare Advantage plan and the ninth largest stand-alone prescription drug plan. With diversified geography and increased membership scale, the combined companies will be even better positioned in the new environment created by health insurance reform.”
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HS to Acquire Bravo Health

August 27, 2010
Jeff Folick, Chairman and Chief Executive Officer of Bravo Health, also commented, “This is the right next step for our company, and we are fortunate to be aligning ourselves with an organization that is so similar to ours. Our members, providers, and employees will all benefit from the combined size and efficiency of the new organization. Because of HealthSpring’s passion for serving the needs of the Medicare population and their commitment to improving health care quality, Bravo Health will continue and build upon what we have worked diligently towards for the past few years.”
Bravo Health’s August 2010 plan payment reports reflected aggregate Medicare Advantage and PDP membership of over 100,000 and 290,000, respectively. For the first six months of 2010, Bravo Health generated premium revenue of approximately $832.8 million.
Assuming the transaction closes as anticipated on or before year end, the transaction should add $0.45 to $0.55 to HealthSpring’s 2011 earnings per share, after taking into account expected cost savings. HealthSpring expects that expenses associated with the transaction, including financing commitment, financial advisory, and other fees, will impact 2010 earnings by approximately $0.20. The transaction is not subject to HealthSpring stockholder approval. It is subject, however, to other usual and customary conditions, including federal and state regulatory approvals.
Bass, Berry & Sims PLC is acting as legal advisor and Goldman, Sachs & Co. is acting as financial advisor to HealthSpring. Cooley LLP is acting as legal advisor and UBS Investment Bank is acting as financial advisor to Bravo Health.
Conference Call
A live audio webcast of a conference call regarding the proposed acquisition will begin at 9:00 a.m. ET on Friday, August 27, 2010. The public may access the conference call through HealthSpring’s website, www.healthspring.com, under the Investor Relations tab. The conference call can also be accessed by dialing (913) 312-0935, confirmation number 1574081. An online replay will be available approximately two hours following the conclusion of the live broadcast and will remain online for 30 days.
About HealthSpring
HealthSpring is based in Nashville, TN, and is one of the country’s largest Medicare Advantage coordinated care plans. HealthSpring currently owns and operates Medicare Advantage plans in Alabama, Florida, Georgia, Illinois, Mississippi, Tennessee, and Texas and also offers a national stand-alone Medicare prescription drug plan. For more information, visit www.healthspring.com. Media information is available at HealthSpring’s press site: http://press.healthspring.com.
About Bravo Health
Founded in 1996, Bravo Health’s licensed subsidiaries provide Medicare beneficiaries access to high quality, cost-effective health care. With more than 390,000 members, Bravo Health’s licensed subsidiaries offer Medicare Advantage health plans in Delaware, Maryland, New Jersey, Pennsylvania, Texas, and Washington, D.C. and offer Part D Prescription Drug Plans in 43 states. For more information, visit www.bravohealth.com.
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HS to Acquire Bravo Health

August 27, 2010
Cautionary Statement Regarding Forward Looking Statements
Statements contained in this release that are not historical fact are forward-looking statements, which the Company intends to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend on or refer to future events or conditions, or that include words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions are forward-looking statements. Such statements include statements regarding the timing for the closing of the transaction; the conditions to closing the transaction and required regulatory approvals; the availability and terms, including pricing, of the debt financing; anticipated cost savings; expenses associated with the transaction; and the impact of the acquisition on HealthSpring’s projected earnings. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause its actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Any forward-looking information in this release or made orally and related thereto are based on management’s beliefs and assumptions and on information available to HealthSpring at the time the statements were or are made, which is subject to change. Although any forward-looking information and the factors influencing them will likely change, HealthSpring will not necessarily update the information except as required by law, as HealthSpring will only provide guidance at certain points during the year. Information contained herein speaks only as of the date of this release.
The following factors, among others, could cause actual results to differ materially from those in the forward-looking statements: risks and uncertainties associated with the regulatory approval process; HealthSpring’s lack of prior experience in Bravo Health’s service areas; HealthSpring’s ability to manage and integrate successfully the operations of Bravo Health post-acquisition, achieve operating efficiencies, and maintain and grow membership as anticipated; and HealthSpring’s ability to satisfy the conditions of its financing commitment and to effectively service the additional indebtedness incurred in connection with the acquisition. The foregoing list of factors is not intended to be exhaustive. Additional information concerning these and other important risks and uncertainties can be found under the headings “Special Note Regarding Forward-Looking Statements” and “Item 1A. — Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, and in other public filings by the Company.
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